UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)            November 11, 2003
                                                 -------------------------------

                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



      000-07152                                           59-0671992
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(Commission File Number)                      (IRS Employer Identification No.)




                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
                                                   -----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

Item 7(c). Exhibits

99.1 Press Release dated November 11, 2003.

Item 9. Regulation FD Disclosure

The registrant is attaching a copy of a press release dated November 11, 2003 as
Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           DEVCON INTERNATIONAL CORP.



Dated:  November 11, 2003            By:/s/  Jan Norelid
                                           ----------------
                                   Name: Jan Norelid
                                  Title: VP Finance and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                            Description
99.1                                   Press release dated November 11, 2003

EX 99.1


FOR IMMEDIATE RELEASE                                        SYMBOL:  DEVC
Tuesday, November 11, 2003                                   TRADED:  Nasdaq


      DEVCON REPORTS THIRD QUARTER NET INCOME OF $631,000 ON HIGHER REVENUE

         DEERFIELD BEACH, Fla., Nov. 11--Devcon International Corp. today reported net income of $631,000 or 19 cents per basic share (18 cents diluted) for the third quarter ended September 30, 2003. This compares with net income of $3,000 for the third quarter last year. Revenues were up six percent to $14.1 million versus $13.3 million a year ago.
         For the nine months ended September 30, 2003, the company reported a net loss of $5,321,000 or $1.58 per basic and diluted share. As previously advised, this includes a first quarter charge of $2,859,000 for the impairment of assets primarily involving the rock crusher, ready-mix concrete operations and a concrete block plant on the half-Dutch, half-French island of Sint Maarten/St. Martin, a $1.5 million retirement and severance expense and other one-time charges. For the first nine months a year ago, the company reported net income of $1,353,000 or 38 cents per basic share (35 cents diluted). Revenues were $40.5 million versus $40.2 million in the first nine months of 2002.
         Donald L. Smith, Jr., chairman and president of the contracting and construction materials company, said, "During the third quarter, revenue increased both in our construction division and in our materials business. We were encouraged by an 18.5 percent increase in our St. Maarten/St. Martin materials revenue, reflecting higher sales of concrete and cement, although aggregates volume remained below the year-ago level. The demand for aggregates declined in Puerto Rico and St. Croix, while third-quarter materials volume improved slightly in Antigua and St. Thomas."
         The slight increase in construction revenue resulted from contracts on Antigua and Aruba, and was partially offset by lower revenue in the Bahamas. Mr. Smith said, "Our improved construction operating results were mainly due to better margins on our new Antigua and Aruba contracts. Expenses were lower, as previously idle marine equipment was successfully deployed for a portion of the quarter."
         Looking ahead, Mr. Smith said, "Our construction contracting division closed the quarter with a $4.8 million backlog of unfilled portions of 11 land development contracts, and the company continues active bidding and negotiations on additional construction projects in the Caribbean. In St. Martin, we recently obtained new aggregates contracts and customers, which should increase our aggregate volume there over the next six months. We also expect continued positive cash flow to further improve our strong balance sheet."
         The company's third quarter conference call is scheduled for 10:00 a.m. ET today, Tuesday, Nov. 11, and the company's fiscal year conference call is scheduled for 10:00 a.m. ET on Tuesday, March 2, 2004. The calls may be accessed through live webcast links on the company's Internet home page, www.devc.com. Each webcast will be archived and available on the company's website for one month following each call.
         Devcon produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean. Principal operations are on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. The company also dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites.
                                                                      MORE. . .


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PAGE 2 / DEVCON REPORTS 3RD  QUARTER NET INCOME OF $631,000, HIGHER REVENUE
         This news release contains forward-looking statements related to future growth and opportunities. Actual results may differ as a result of factors over which the company has no control including hurricanes, the strength of the economy, slower than anticipated sales growth, price and product competition, and increases in raw materials costs. Additional information that could affect the company's financial results is included in regular reports to the Securities and Exchange Commission.

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands except per-share amounts)

                                                                      Three Months Ended              Nine Months Ended
                                                                          Sept.30,                        Sept.30,
                                                                      2002         2003             2002            2003

Materials revenue                                                $  9,971        $  9,764      $   28,669      $   28,217
Construction revenue                                                4,088           3,504          11,842          11,936
     Total revenue                                                 14,059          13,268          40,511          40,153

Cost of materials                                                  (8,518)         (7,706)        (24,646)        (23,103)
Cost of construction                                               (3,354)         (3,558)        (11,309)        (10,692)
     Gross profit                                                   2,187           2,004           4,556           6,358

Operating expenses:
     Selling, general and administrative expenses                  (2,543)         (2,959)         (9,727)         (8,598)
     Impairment of assets                                              -              -            (2,859)            -

         Operating loss                                              (356)           (955)         (8,030)         (2,240)

Other income (deductions):
     Joint venture equity gain                                        113               1             107               7
     Gain on sale of equipment and property                           194              36             426             144
     Gain on sale of business                                         -                -              -             1,041
     Interest expense                                                 (30)            (75)           (111)           (227)
     Interest income                                                  760           1,051           2,315           3,044
                                                                    1,037           1,013           2,737           4,009

         Income (loss) before income taxes                            681              58          (5,293)          1,769

Income tax expense                                                    (50)            (55)            (28)           (416)
     Net income (loss)                                          $     631        $      3      $   (5,321)      $   1,353

Earnings (loss) per share:
Basic                                                           $     0.19       $      -      $    (1.58)      $    0.38
Diluted                                                         $     0.18       $      -      $    (1.58)      $    0.35

Weighted average common shares outstanding:
Basic                                                                3,312           3,592          3,365           3,590
Diluted                                                              3,592           3,884          3,365           3,890

                                                                        MORE ...


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PAGE 3/ DEVCON REPORTS 3RD  QUARTER NET INCOME OF $631,000, HIGHER REVENUE

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                                     September 30,     December 31,
                                                                         2003              2002
ASSETS                                                               (Unaudited)
Cash and cash equivalents                                            $     9,098       $    8,977
Other current assets                                                      19,684           19,336
Property, plant and equipment - net                                       24,374           30,028
Other long term assets                                                    12,701           10,096

Total assets                                                         $    65,857       $   68,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                  $    10,707       $    8,654
Long-term debt and liabilities                                             6,244            4,758
Stockholders' equity                                                      48,906           55,025

Total liabilities and stockholders' equity                           $    65,857       $   68,437



                                      #####

FOR MORE INFORMATION:               Jan Norelid, Vice President and CFO, or
                                    Richard Hornsby, Executive Vice President
                                    Devcon International Corp.
                                    954/429-1500
                                    -or-
                                    Investor Relations Consultants
                                    727/781-5577 or E-mail: irpro@mindspring.com